UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

METAVANTE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin

(State or Other Jurisdiction of Incorporation)

333-143143	39-0968604
(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street

Milwaukee, Wisconsin 53202

(Address of principal executive offices) (zip code)

(414) 357-2290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 5, 2007, Metavante Corporation (“Metavante”) and J.P. Morgan Securities Inc. (“JPMorgan”), JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc., Lehman Brothers Inc. and Baird Financial Corporation and certain of their respective affiliates (collectively, the “Lenders”) agreed to certain terms (the “Credit Facility Terms”) to be contained in the definitive documentation relating to the term loan facility and the revolving credit facility (collectively, the “Credit Facility”) provided for in the commitment letter dated as of May 10, 2007 among Metavante and the Lenders (the “Commitment Letter”). Pursuant to the Commitment Letter, the Lenders have committed to provide the Credit Facility to Metavante in connection with the previously announced separation of Marshall & Ilsley Corporation (“M&I”) and Metavante into two publicly-traded companies (the “Transaction”).

The Credit Facility Terms revise certain terms to be set forth in the Credit Facility that are described in the proxy statement/prospectus – information statement of M&I, dated September 20, 2007.

Under the Credit Facility Terms, the interest rates applicable to the loans under the term loan facility will be based on a fluctuating interest rate measured by reference to either, at Metavante’s option, (i) adjusted London inter-bank offered rate (“LIBOR”) (adjusted for maximum reserves), plus an initial borrowing margin of 1.75% or (ii) an alternate base rate plus an initial borrowing margin of 0.75%. The interest rate margins on the term loan facility will, so long as no default shall have occurred and be continuing, be subject to a single step down based on Metavante’s meeting a leverage based test. Overdue amounts on the term loan facility will bear interest at a rate that is 2% higher than the rate otherwise applicable. The interest rates applicable to the loans under the revolving credit facility will be based on a fluctuating rate of interest measured by reference to either, at Metavante’s option, (1) adjusted LIBOR (adjusted for maximum reserves), plus an initial borrowing margin of 1.625% or (2) an alternate base rate plus an initial borrowing margin of 0.625%. The interest rate margins on the revolving credit facility will be subject to two step downs based on Metavante’s meeting leverage based tests. Overdue amounts will bear interest at a rate that is 2% higher than the rate otherwise applicable. There will be no “market flex” provision applicable to the interest rates on the term loan facility or the revolving credit facility.

Metavante will be permitted to add one or more incremental term loan facilities or to increase the revolving credit facility (collectively, the “incremental facilities”), up to an aggregate amount of $350 million for all incremental facilities. No Lender is committed to provide or participate in any such incremental facility, and the pricing and other terms of any such incremental facility would have to be negotiated with any Lender or Lenders, if any, willing to provide or participate in such incremental facility. No incremental facility could be entered into if a default or event of default exists or would be created thereby, and any term loan that is part of an incremental facility would have to have a maturity date no earlier than the maturity date for the term loan facility and a weighted average life no shorter than that of the term loan facility. If the interest rate margin applicable to any incremental facility is more than 0.25% per annum higher than the interest rate margin applicable to the term loan facility, the interest rate margin applicable to the term loan facility will be adjusted to equal the interest rate margin applicable to the incremental facility minus 0.25% per annum.

The Lenders will receive (i) fees on the unutilized portion of commitments under the revolving credit facility at a rate of 0.50% per annum, (ii) a letter of credit fee on the stated amount of issued and undrawn letters of credit at a rate equal to the LIBOR margin under the revolving credit facility and a fronting fee of 0.125% per annum to the issuing Lender, (iii) underwriting, financing advisory, arrangement and closing fees of approximately $40 million (approximately one-half of which will be paid by M&I), subject to reduction by fees paid to other lenders participating in the syndication of the Credit Facility, and (iv) an annual administration fee in an amount equal to $150,000 per year (which amount will be received by JPMorgan, as administrative agent). JPMorgan’s portion of the underwriting, financing advisory, arrangement and closing fees relating to the Credit Facility will be approximately $14 million, subject to the reductions referred to above.

The Credit Facility will contain a covenant prohibiting Metavante from exceeding a consolidated leverage ratio (defined as the ratio of consolidated total net debt to consolidated EBITDA) as of the last day of any period of four consecutive quarters ending during the periods set forth below:

Period	Consolidated Leverage Ratio
January 1, 2008 – June 30, 2008	5.00 : 1.00

July 1, 2008 – September 30, 2008	4.75 : 1.00

October 1, 2008 – March 31, 2009	4.50 : 1.00

April 1, 2009 – September 30, 2009	4.25 : 1.00

October 1, 2009 – March 31, 2010	4.00 : 1.00

April 1, 2010 – December 31, 2010	3.75 : 1.00

January 1, 2011 and thereafter	3.50 : 1.00

The covenant will apply commencing with the fiscal quarter ending March 31, 2008, irrespective of whether any amounts are drawn under the revolving credit facility.

The definitive documentation with respect to the Credit Facility is expected to be consistent with the Commitment Letter, as supplemented by the Credit Facility Terms, and is expected to be entered into on or prior to the date of the closing of the Transaction.

The foregoing summary of certain provisions expected to be included in the Credit Facility reflects the current expectation of Metavante as to the form of the Credit Facility. Because the Credit Facility has not yet been executed, the actual terms of the Credit Facility may differ from those described above.

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In connection with the proposed transaction, Metavante Holding Company has filed a registration statement on Form S-4 (Registration No. 333-143143) with the Securities and Exchange Commission (SEC), which was declared effective on September 14, 2007. The registration statement contains a definitive proxy statement/prospectus-information statement. Investors are urged to carefully read the definitive proxy statement/prospectus-information statement and any other relevant documents filed with the SEC because they contain important information.

Investors may obtain the definitive proxy statement/prospectus-information statement and all relevant documents filed by Marshall & Ilsley Corporation (“M&I”), Metavante Holding Company or New M&I Corporation with the SEC free of charge at the SEC’s website www.sec.gov or from M&I Shareholder Relations at 770 North Water Street, Milwaukee, Wisconsin 53202, (414) 765-7700. The directors, executive officers and other members of management and employees of M&I, may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of M&I’s shareholders under the rules of the SEC is set forth in public filings filed by M&I with the SEC and are set forth in the definitive proxy statement/prospectus-information statement. Information concerning M&I’s participants in the solicitation is contained in M&I’s proxy statement on Schedule 14A, filed with the SEC on March 13, 2007 and in the definitive proxy statement/prospectus-information statement, filed with the SEC on September 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVANTE HOLDING COMPANY

By:	/s/ Gregory A. Smith
Name:	Gregory A. Smith
Title:	President

Date: October 9, 2007